EXHIBIT 31.1

ODYSSEY PICTURES CORPORATION
OFFICER'S CERTIFICATE PURSUANT TO SECTION 302

I, John Foster,  the Chief Executive Officer and Chief Financial Officerof Odyssey Pictures Corporation, certify that:

1.  I have reviewed this Form 10-KSB of Odyssey Pictures Corporation;

2.  Based on my knowledge, this report does not contain any untrue statement of  a material  fact or omit to state a  material fact  necessary  to make the statements made, in light of the circumstances  under which such statements were made,  not  misleading  with  respect  tothe  period  covered by this report;

3.  Based on my  knowledge,  the  financial  statements, and  other  financial  information  included  in this report,  fairly  present  in all  material respects the financial  condition,  results of operations and cash flows of  the small  business  issuer as of, and for,  the periods  presented in this report;

4.  The  small  business  issuer's  other  certifying officer(s) and I are responsible  for establishing  and  maintaining  disclosure controls and procedures (as defined in Exchange Act Rules  13a-15(e)and 15d-15(e)) and  internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

(a)  Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)  Designed such internal control over financial reporting, or caused such internal  control over financial  reporting to be designed under  our  supervision,to  provide  reasonable  assurance regarding  there liability  of financial  reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)  Evaluated the effectiveness of the small business issuer's disclosure controls and procedures  and presented in this report our conclusions about the effectiveness of the disclosure controls andprocedures,  as of the  end of the  period  covered by  this  report  based  on  such evaluation; and

(d)  Disclosed  in this  report any change in the small  business issuer's internal  control over financial  reporting  that occurred  during the  small business issuer's most recent fiscal quarter (the small business  issuer's  fourth fiscal  quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting;  and

5. The small business  issuer's other certifying  officer(s)  and  I  have disclosed,  based on our most recent  evaluation  of internal  control over financial reporting,  to the small business issuer's auditors and theaudit committee of the small  business  issuer's  board of directors  (or persons  performing the equivalent functions):

(a)  All significant deficiencies and material weaknesses in the design or operation of internal control  over financial  reporting  which are  reasonably  likely to  adversely  affect the small  business issuer's ability to record, process, summarize and report financial information; and

(b)  Any fraud, whether or not material,  that involves management or other employees who have a significant  role in the small business issuer's internal control over financial reporting.

Date: July 15, 2009

/s/ John W. Foster
John W. Foster
Chief Executive Officer and
Chief Financial Officer